Exhibit 99.1

NEWS RELEASE

ICF International Announces Timing of 2nd Quarter 2009 Earnings

Release and Conference Call

FOR IMMEDIATE RELEASE

FAIRFAX, Va. (July 10, 2009) - ICF International, Inc. (NASDAQ: ICFI) will release its second quarter 2009 results after the market closes on Thursday, August 6, 2009. The results will be available at http://investor.icfi.com. ICF management will host a conference call on Thursday, August 6, 2009, at 5:00 p.m. Eastern Time to discuss performance.

To participate, register at http://investor.icfi.com at least 15 minutes prior to the call and download and install any necessary software. An archive will be available for one year following the live event. A telephonic replay of the call will be available beginning at 8:00 p.m. Eastern Time August 6, 2009, through August 13, 2009, at 1.888.286.8010 (U.S.) or 1.617.801.6888 (International). The passcode is 58536449.

About ICF International

ICF International (NASDAQ:ICFI) partners with government and commercial clients to deliver professional services and technology solutions in the energy and climate change; environment and infrastructure; health, human services, and social programs; and homeland security and defense markets. The firm combines passion for its work with industry expertise and innovative analytics to produce compelling results throughout the entire program life cycle, from research and analysis through implementation and improvement. Since 1969, ICF has been serving government at all levels, major corporations, and multilateral institutions. More than 3,500 employees serve these clients worldwide. ICF’s Web site is www.icfi.com.

FOR IMMEDIATE RELEASE

Investor Information Contact:

MBS Value Partners - Lynn Morgen

1.212.750.5800

Company Information Contact:

ICF International - Douglas Beck

1.703.934.3820

Caution Concerning Forward-looking Statements

Statements that are not historical facts and involve known and unknown risks and uncertainties are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements may concern our current expectations about our future results, plans, operations and prospects and involve certain risks, including those related to the government contracting industry generally; our particular business, including our dependence on contracts with U.S. federal government agencies; and our ability to acquire and successfully integrate businesses. These and other factors that could cause our actual results to differ from those indicated in forward-looking statements are included in the “Risk Factors” section of our annual report on Form 10-K for the fiscal year ended December 31, 2008 and our other filings with the Securities and Exchange Commission. The forward-looking statements included herein are only made as of the date hereof, and we specifically disclaim any obligation to update these statements in the future.